SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

[X ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

                                 IMRglobal Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:
        ----------------------------------------------------------------------
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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ]  Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount previously paid:
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
                               IMRGLOBAL CORP.
                          100 SOUTH MISSOURI AVENUE
                          CLEARWATER, FLORIDA 33756

                          -------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 26, 2000

                          -------------------------


TO THE SHAREHOLDERS OF IMRglobal Corp.:

      Notice is hereby given that the Annual Meeting of Shareholders of IMRglobal Corp. will be held on Friday, May 26, 2000 at 10:00 a.m. local time, at the Harborview Center, 300 Cleveland Street, Clearwater, FL 33756, to consider and act upon the following matters:

      1. To elect two directors to hold office until the 2003 Annual Meeting of Shareholders;

      2. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

      Shareholders of record at the close of business on April 7, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

      All shareholders are cordially invited to attend the meeting.

                              By Order of the Board of Directors,


                              /s/ Dilip Patel

                              Dilip Patel,
                              VICE PRESIDENT-GENERAL COUNSEL AND SECRETARY


April 28, 2000
Clearwater, Florida

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

                               IMRGLOBAL CORP.
                          100 SOUTH MISSOURI AVENUE
                          CLEARWATER, FLORIDA 33756

                          -------------------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 26, 2000

                          -------------------------

GENERAL

      This Proxy Statement and the enclosed proxy are furnished on behalf of the Board of Directors of IMRglobal Corp., a Florida corporation, for use at the Annual Meeting of Shareholders to be held on May 26, 2000 at 10:00 a.m. local time or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Harborview Center, 300 Cleveland Street, Clearwater, FL 33756. IMRglobal intends to mail this Proxy Statement and the accompanying proxy card on or about May 5, 2000, to all shareholders entitled to vote at the Annual Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of IMRglobal.

      As used in this Proxy Statement, the term "IMRglobal" refers to IMRglobal Corp. and its subsidiaries, unless the context otherwise requires. Except as indicated to the contrary, all information in this Proxy Statement has been restated to reflect the three-for-two stock split in the form of a stock dividend paid on April 3, 1998.

SHAREHOLDERS ENTITLED TO VOTE

      The Board of Directors has fixed April 7, 2000 as the record date for determining shareholders who are entitled to vote at the meeting. At the close of business on April 7, 2000, there were outstanding and entitled to vote 38,820,200 shares of common stock of IMRglobal, $0.10 par value per share. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      The holders of at least one-third of the total shares of common stock outstanding on the record date, whether present at the Annual Meeting in person, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for the purposes of determining the presence of a quorum at the Annual Meeting, whether or not the shareholder abstains on any matter to be acted on at the Annual Meeting. Abstentions and broker non-votes will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

SOLICITATION

      IMRglobal will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement and the accompanying proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others for forwarding to such beneficial owners. IMRglobal may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.

      IMRglobal will, upon written request of any shareholder, furnish without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to IMRglobal Corp., Attention of Robert M. Molsick, Chief Financial Officer, 100 South Missouri Avenue, Clearwater, Florida 33756. Exhibits will be provided upon written request and payment of an appropriate processing fee.

REVOCABILITY OF PROXIES

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of IMRglobal, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

      Proposals of shareholders that are intended to be presented at IMRglobal's 2001 Annual Meeting of Shareholders must be received by IMRglobal no later than December 30, 2000 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Shareholders are also advised to review IMRglobal's Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

COUNTING OF VOTES

      The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors and for the approval of any other matters which are to be submitted to the shareholders at the Annual Meeting. ("Plurality" means that more votes must be cast in favor of the matter than those cast against it). Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the vote. Shares of common stock represented by executed proxies received by IMRglobal will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. Each proxy will be voted in accordance with the shareholder's directions. When the enclosed proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed proxy will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of any remaining proposals. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of April 7, 2000, the beneficial ownership of IMRglobal's outstanding common stock of (a) each person known by IMRglobal to own beneficially more than 5% of IMRglobal's outstanding common stock, (b) each director, (c) each executive officer, and (d) all executive officers and directors as a group:

                                                                         Common Stock Beneficially Owned (1)
                                                                         -----------------------------------

                                                                         Number of Shares      Percentage of
Name and Address of Beneficial Owners                                    of Common Stock          Class
-------------------------------------                                    ---------------          -----
Massachusetts Financial Services Company (2) . . . . . . . . . . . . . .   4,865,127               12.5%
500 Boylston St.
Boston, MA 02116

Lord, Abbett & Co. (2)          . . . . . . . . . . . . . . . . . . . . .  2,178,334                5.6%
90 Hudson St.
Jersey City, NJ 07302

BV-IT Global LLC (2)(3)           . . . . . . . . . . . . . . . . . . . .  2,006,667                5.2%
8065 Leesburg Pike
Suite 140
Vienna, Virginia 22182

Satish K. Sanan (4) .         . . . . . . . . . . . . . . . . . . . . . .  12,444,931              28.4%
Jeffery S. Slowgrove (5)        . . . . . . . . . . . . . . . . . . . . .   1,301,482               3.4%
Vincent Addonisio (6)         . . . . . . . . . . . . . . . . . . . . . .     176,750                 *
Philip Shipperlee (7)         . . . . . . . . . . . . . . . . . . . . . .     138,871                 *
Charles C. Luthin (8)         . . . . . . . . . . . . . . . . . . . . . .      45,425                 *
Robert M. Molsick (9)         . . . . . . . . . . . . . . . . . . . . . .      14,250                 *
John R. Hindman (10)          . . . . . . . . . . . . . . . . . . . . . .     136,250                 *
All executive officers and directors as a group (7 persons) (11)  . . . .  14,257,959              32.3%

------------------

*Less than 1% of the outstanding common stock

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. For purposes of calculating the percentage beneficially owned, the number of shares deemed outstanding includes (i) 38,820,200 shares outstanding as of April 7, 2000 and (ii) shares issuable by IMRglobal pursuant to options held by the respective person or group which may be exercised within 60 days following the date of this Proxy Statement ("Presently Exercisable Options"). Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise provided, the street address of each beneficial owner is c/o IMRglobal Corp., 100 South Missouri Avenue, Clearwater, Florida 33756.

(2) For purposes of this proxy statement, IMRglobal has relied upon information reported by the respective shareholder to the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, as of April 7, 1999.

(3) Includes 600,000 shares held by Bridge East Capital, L.P. at c/o W.S. Walker & Co., Caledonian House, Mary Street, Georgetown, Grand Cayman, Cayman Islands, BWI.

(4) Includes 5,003,570 shares issuable upon the exercise of Presently Exercisable Options. Also includes: 6,441,361 shares held in the A&S Family Limited Partnership, the sole general partner of which is a corporation controlled by Mr. Sanan.

(5)  Includes 122,250 shares held in trusts which are controlled by Mr.
     Slowgrove.

(6) Includes 132,500 shares issuable upon the exercise of Presently Exercisable Options. Also includes 29,250 shares held in a family limited partnership controlled by Mr. Addonisio.

(7) Includes 40,500 shares issuable upon the exercise of Presently Exercisable Options.

(8) Includes 45,000 shares issuable upon the exercise of Presently Exercisable Options.

(9) Includes 14,250 shares issuable upon the exercise of Presently Exercisable Options.

(10) Includes 131,250 shares issuable upon the exercise of Presently Exercisable Options.

(11) Includes an aggregate of 5,367,070 shares issuable upon the exercise of Presently Exercisable Options.

                                  PROPOSAL 1


                             ELECTION OF DIRECTORS

       The Board of Directors consists of five directors. The Board of Directors is divided into three classes, each of whose members will serve for a staggered three-year term. The Board is comprised of two Class I directors (Messrs. Sanan and Addonisio), two Class II directors (Messrs. Shipperlee and Luthin) and one Class III director (Mr. Slowgrove). In accordance with Section 6.1 of IMRglobal's First Amended and Restated Articles of Incorporation, at each annual meeting of shareholders a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The term of the re-elected Class I, Class II and Class III directors will expire upon the election and qualification of successor directors at the Annual Meeting of Shareholders held in 2000, 2001 and 2002, respectively. There are no family relationships between any of the directors or executive officers of the Company.

       There are two directors in the class whose term of office expires in 2000. The nominees for election to this class are currently directors of IMRglobal. If elected at the Annual Meeting, these nominees would serve until the Annual Meeting held in 2003 and until his successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

       Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that either nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve.

       The Board of Directors recommends a vote FOR the named nominees.

NOMINEES TO SERVE UNTIL 2003 ANNUAL MEETING (CLASS I)

    SATISH K. SANAN

       Mr. Sanan, age 52, co-founded IMRglobal in 1988 and has served as Chief Executive Officer and a director of IMRglobal since its inception and as President from inception through January 1999. Mr. Sanan also has served as a director of each of IMRglobal's subsidiaries since the date the respective subsidiary was formed or acquired. Mr. Sanan serves as a director of Padua Stables, Inc. and is a partner of Padua Stables, L.P. Prior to founding IMRglobal, Mr. Sanan was employed by SHL Systemhouse Limited from 1980 to 1988 where he was responsible for planning, directing and controlling the achievement of sales and delivery objectives.

    VINCENT ADDONISIO

       Mr. Addonisio, age 45, has been a director of IMRglobal since September 1996. Mr. Addonisio has also been Senior Vice President of IMRglobal since June 1998 and Executive Vice President since December 1999. Mr. Addonisio also serves as a director for various subsidiaries of IMRglobal. Mr. Addonisio served as president of Parker Communications Network, Inc., a point of sale marketing network company, from January 1997 until June 1998. From July 1993 until November 1996, Mr. Addonisio was employed by ABR Information Services, Inc., a benefits administration outsourcing company in various positions that included director, executive vice president, chief financial officer and treasurer. Mr. Addonisio served as chief financial officer of AER Energy Resources, Inc., a battery manufacturing company, from October 1992 until June 1993. From April 1991 until September 1992, Mr. Addonisio served as vice president and chief financial officer of IQ Software, Inc., a software development company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING (CLASS II)

    PHILIP SHIPPERLEE

       Mr. Shipperlee, age 53, has served as a director of IMRglobal since September 1996 and has served as the Senior Vice President Sales and Marketing since January 1999 and Managing Director of IMRglobal Ltd. from January 1997 through December 1998. Mr. Shipperlee served as managing director of Link Group Holdings, Ltd. ("Link") from June 1980 until IMRglobal's acquisition of Link in January 1997. Mr. Shipperlee served as managing director of Information Management Resources (U.K.) Ltd. from 1994 until January 1997 when operations were merged with Link.

    CHARLES C. LUTHIN

       Mr. Luthin, age 57, has been a director of IMRglobal since August 1995. From October 1994 until July 1995, he served as Vice President-Finance of IMRglobal. Since 1995, Mr. Luthin has served as vice president-finance for Eckerd Family Youth Alternatives, Inc., a not-for-profit entity located in Clearwater, Florida. From 1993 until 1994, Mr. Luthin served as president of Dow Sherwood Corporation, a corporation that owns and operates restaurants. From 1989 until 1993, Mr. Luthin served as vice president-finance and chief financial officer of Trans-marine Management Company, providing financial management and analysis for business interests of George M. Steinbrenner. From 1980 until 1989, Mr. Luthin served in various capacities for Walt Disney World Company, most recently as vice president, finance and planning-parks, where he was responsible for financial analysis and long-term planning for that company's theme park operations.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING (CLASS III)

    JEFFERY S. SLOWGROVE

       Mr. Slowgrove, age 43, co-founded IMRglobal in 1988 with Mr. Sanan and has served as a director of IMRglobal since its inception. Mr. Slowgrove also served as IMRglobal's Treasurer from November 1988 through June 1998 and as a director of IMRglobal's India subsidiary from June 1990 through September 1998. Since June 1998, Mr. Slowgrove has been the President of JSS Management Consulting, Inc., a consulting firm in Palm Harbor, Florida, providing funding for start-up organizations and consultation on the business and management issues facing companies during early rapid growth and expansion phases. Mr. Slowgrove also serves as a Director for several of the companies that he provides funding and services, including ProcyonCorp. (a public company), Spire, Inc. (a private company) and several other private companies. Except for Spire, Inc., none of the companies that are served by Mr. Slowgrove are related to or currently conduct business with IMRglobal.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

       BOARD OF DIRECTORS - During the year ended December 31, 1999, the Board of Directors of IMRglobal held seventeen meetings. Each of the directors attended 100% of the meetings of the Board of Directors. IMRglobal's Board of Directors has established an Executive Committee, a Compensation Committee and an Audit Committee. IMRglobal does not have a standing nominating committee.

       AUDIT COMMITTEE - The Audit Committee is responsible for recommending independent auditors, reviewing with independent auditors the scope and result of the audit engagement, monitoring IMRglobal's financial policies and control procedures, and reviewing and monitoring the provisions of nonaudit services by IMRglobal's auditors. The Audit Committee is comprised of Messrs. Luthin and Slowgrove and met two times in 1999.

       COMPENSATION COMMITTEE - The Compensation Committee is responsible for reviewing and recommending salaries, bonuses and other compensation for IMRglobal's executive officers. The Compensation Committee also is responsible for administering IMRglobal's stock option plans and for establishing the terms and conditions of all stock options granted under these plans. The Compensation Committee is comprised of Messrs. Luthin and Slowgrove and met three times in 1999.

       EXECUTIVE COMMITTEE - The Executive Committee is comprised of Messrs. Sanan, Luthin and Addonisio. The Executive Committee is empowered to exercise all authority of the Board of Directors of IMRglobal, except as limited by the Florida Business Corporation Act. Under Florida law, an Executive Committee may not, among other things, recommend to shareholders actions required to be approved by shareholders, fill vacancies on the Board of Directors, amend the bylaws or approve the reacquisition or issuance of shares of IMRglobal's capital stock. The Executive Committee did not meet separately form the Board of Directors during 1999.

DIRECTORS' COMPENSATION

       Compensation of IMRglobal's directors who are not also employees of IMRglobal currently consist of an annual director's fee of $5,000 plus $1,000 and expenses for each meeting of the Board of Directors attended and $500 for each committee meeting attended which is held independently of a board meeting. Each director is entitled to receive reimbursement of out-of-pocket expenses incurred to attend meetings of the Board of Directors. Nonemployee directors also are eligible to receive options under IMRglobal's 1996 Directors Stock Option Plan. Directors who are officers or employees of IMRglobal do not receive any additional compensation for their services as directors.

       The terms of the options granted under the Directors Stock Option Plan, including the exercise price, dates and number of shares subject to the options, are specified in the Directors Stock Option Plan. The Directors Stock Option Plan provides for the automatic grant of non-qualified stock options to nonemployee directors. Each nonemployee director receives an option to purchase 22,500 shares of common stock on the date of, and at the time immediately following, every other annual meeting of IMRglobal's shareholders (the "Bi-Annual Grant"). The next Bi-Annual Grant will be made immediately following the Annual Meeting to be held on May 26, 2000. Each nonemployee director who is first appointed or elected to the Board at any time other than at an Annual Meeting of IMRglobal's Shareholders at which a Bi-Annual Grant is made, will be granted an option to purchase a number of shares of common stock equal to the product of (a) 22,500 multiplied by (b) a fraction, the numerator of which is the number of days during the period beginning on such date and ending on the date of the next Bi-Annual Grant, and the denominator of which is 730 (the "Interim Grant").

       Bi-Annual Grants and Interim Grants vest 50% on the date the nonemployee director completes 12 months of continuous service on the Board of Directors, and 100% on the date the nonemployee director completes 24 months of continuous service on the Board of Directors. No option is transferable by the nonemployee director other than by will or laws of descent and distribution, or pursuant to a qualified domestic relations order. The exercise price of all options is equal to the fair market value of the shares on the date of grant as defined under the Directors Stock Option Plan, and the term of each option is ten years. The Directors Stock Option Plan will continue in effect for a period of ten years unless sooner terminated by the Board of Directors.

EXECUTIVE OFFICERS

       In addition to the executives officers who serve on IMRglobal's Board of Directors, the following individual also presently serves as an executive officer of IMRglobal:

    ROBERT M. MOLSICK

       Mr. Molsick, age 45, has served as Chief Financial Officer of IMRglobal since April 1998. From June 1995 until March 1998, Mr. Molsick served as chief financial officer of Kvaerner Construction, Inc., a commercial construction company. From February 1993 until June 1995, Mr. Molsick served as chief financial officer of Foley & Associates Construction Company, a commercial construction company. From August 1979 until February 1993, Mr. Molsick was employed by Brown & Root Building Company, also a commercial construction company, where he served as chief financial officer from June 1983 to February 1993. Mr. Molsick is a Certified Public Accountant.

EXECUTIVE COMPENSATION

       The following table sets forth information concerning the compensation of IMRglobal's Chief Executive Officer and its three other executive officers determined as of the end of the last year (hereafter referred to as the "Named Executive Officers") for the years ended December 31, 1999, 1998 and 1997.

                                                                                          Long-Term
                                                                                         Compensation
                                                                                           Awards
                                                         Annual Compensation            -------------
                                             -----------------------------------------   Securities
                                                                        Other            Underlying           All Other
Name and Principal Position         Year     Salary      Bonus      Compensation(1)       Options         Compensation(2)
---------------------------         ----     ------      -----      ----------------   ------------       ---------------
Satish K. Sanan . . . . . . . .     1999    $500,660    $582,218     $        -           100,000         $    249,936(3)
Chairman of the Board and           1998     500,660     805,929        100,000           150,000              108,436(3)
Chief Executive Officer             1997     406,000     354,558              -                 -               97,792(3)


John R. Hindman (4) . . . . . .     1999     183,334          -               -           150,000                    -
President and                       1998     150,000     75,000          76,000            48,750                    -
Chief Operating Officer             1997     96,921      50,000               -           101,250                    -


Vincent Addonisio (5) . . . . .     1999     175,000     75,000          75,000           100,000                    -
Executive Vice President            1998     81,923      75,000          76,000           150,000                    -


Robert M. Molsick (6) . . . . .     1999     115,000     20,000           5,000                 -                    -
Chief Financial Officer             1998     90,231      12,500          13,500            45,000                    -

-------------

(1) Other annual compensation consists of deferred compensation contributed by the Company under IMRglobal's Key Employee Deferred Compensation Plan.
(2) In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits is omitted, such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.
(3) Includes $1,000 annual contribution on behalf of Mr. Sanan to IMRglobal's 401(K) Plan and annual automobile benefits of $6,000 to $27,000. The remaining amounts represent premiums for life insurance policies with benefits primarily payable to beneficiaries designated by Mr. Sanan.
(4) Mr. Hindman commenced employment with IMRglobal in March 1997 as Chief Financial Officer. In April 1998 Mr. Hindman was named Chief Operating Officer and in January 1999 Mr. Hindman was named as President. In December 1999 Mr. Hindman resigned from IMRglobal.
(5) Mr. Addonisio commenced employment with IMRglobal in June 1998 as Senior Vice President. In December 1999 Mr. Addonisio was named Executive Vice President.
(6) Mr. Molsick commenced employment with IMRglobal in April 1998 as Chief Financial Officer.

       Effective as of October 31, 1996, Mr. Sanan entered into a five year employment agreement with IMRglobal. The employment agreement expires on the fifth anniversary of the effective date, and will renew automatically for additional one year periods until either IMRglobal or Mr. Sanan serves a 180 day notice of non-renewal. The employment agreement may be terminated by IMRglobal only with cause. Cause is defined as including: (a) theft or embezzlement with regard to material property of IMRglobal; or (b) continued neglect by the employee in fulfilling his duties as Chief Executive Officer as a result of alcoholism, drug addiction or excessive unauthorized absenteeism, after written notification from the Board of Directors of such neglect and the employee's failure to cure within a reasonable time. Under the employment agreement, Mr. Sanan receives a base salary as determined by the Compensation Committee plus automobile expenses. Effective January 1, 1999, the Compensation Committee set Mr. Sanan's base annual compensation at $500,000. The employment agreement also provides for an annual incentive bonus equal to at least 2% of pre-tax net income (determined without regard to the charges resulting from this payment and certain one-time charges) with a maximum limit of $1,000,000. For purposes of this agreement, pre-tax income excludes one-time charges including purchased technology, acquisition costs and restructuring charges. Mr. Sanan is eligible to receive stock options exercisable at fair market value on the grant date, in such amounts and subject to such vesting provisions as determined by the Compensation Committee. IMRglobal also has agreed to maintain and to pay the premiums for approximately $60.6 million of life insurance policies with benefits primarily payable to beneficiaries designated by Mr. Sanan. The amount of these payments in 1999 was $222,000 of which $129,000 was charged against fiscal 1999 operations. IMRglobal has been granted a security interest in the death benefit and cash surrender value which approximates the amount of the cumulative premium payments made by IMRglobal. IMRglobal has also agreed to provide Mr. Sanan an unsecured line of credit of up to $5,000,000 at an interest rate of 1% above prime. Mr. Sanan will receive all standard benefits made available to other executive employees of IMRglobal. In the event that IMRglobal terminates Mr. Sanan's employment without cause, Mr. Sanan will receive a severance payment equal to three times the greater of (a) Mr. Sanan's then current base salary plus the amount of his prior year bonus and the annualized value of any current benefits, or (b) his compensation as reported for tax purposes for the immediately preceding calendar year. The employment agreement contains a noncompetition covenant for a period of three years following termination of employment by Mr. Sanan for any reason or by IMRglobal for cause.

OPTION GRANTS IN LAST FISCAL YEAR

        Options granted to Named Executive Officers in fiscal 1999 had exercise prices equal to the fair market value of the common stock on the date of the grant as determined by the Board of Directors. These options are non-qualified stock options and vest over three years from the date of the grant. The following table sets forth information concerning options granted to the Named Executive Officers during the year ended December 31, 1999:

                                           Individual Grants
                            ---------------------------------------------------------       Potential Realizable
                                                                                             Value at Assumed
                            Number of      Percent of                                       Annual Rate of Stock
                            Securities       Total                                         Price Appreciation for
                            Underlying     Granted to       Exercise or                        Option Term(1)
                            Options        Employees In     Base Price    Expiration     --------------------------
Executive Officer           Granted        Fiscal Year      Per Share       Date              5%           10%
-----------------           -------        -----------      ---------     ---------      -----------   ------------
Satish K. Sanan             100,000        3.9%             $17.63        05/07/09        $1,108,427    $2,808,971

John R. Hindman             150,000        5.8%             $17.63        05/07/09        $1,662,640    $4,213,457

Vincent Addonisio           100,000        3.9%             $8.06         10/15/09          $507,046    $1,284,955

-------------
(1) The potential realizable value is calculated based on the ten-year term of the option at the time of its grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option. The actual realizable value of the options based on the actual market price may substantially exceed the potential realizable value shown in the table.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

        The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 1999, by the Named Executive Officers:

                                                               Number of Securities
                                                              Underlying Unexercised            Value of Unexercised
                                                                     Options at               In-the-Money Options at
                               Shares                            December 31, 1999              December 31, 1999(1)
                              Acquired           Value       ---------------------------   -----------------------------
Executive Officer            on Exercise        Realized     Exercisable   Unexercisable   Exercisable     Unexercisable
-----------------            -----------        --------     -----------   -------------   -----------     -------------
Satish K. Sanan . . . .        1,000,000       $ 17,526,817    5,920,237       200,000      $ 71,093,290     $       -
John R. Hindman . . . .                -       $          -      101,250       198,750      $    760,129     $       -
Vincent Addonisio . . .           22,500       $     93,438       91,250       181,250      $    225,025     $ 225,025
Robert M. Molsick . . .                -       $          -       12,750        32,250      $          -     $       -

------------
(1) The closing price for IMRglobal's common stock as reported by The Nasdaq Stock Market(sm) on December 31, 1999 was $12.56. Value is calculated on the basis of the difference between the option exercise price and $12.56, multiplied by the number of shares of common stock underlying the option in accordance with SEC rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Until June 1998, IMRglobal's Compensation Committee was comprised of Messrs. Luthin and Addonisio. Mr. Addonisio was named Senior Vice President of IMRglobal in June 1998. The Compensation Committee is currently comprised of Messrs. Luthin and Slowgrove. Mr. Slowgrove served as an officer of IMRglobal from November 1988 to June 1998. Mr. Luthin served as Vice President-Finance of IMRglobal from October 1994 until July 1995. Neither Messrs. Slowgrove nor Luthin was an officer or employee of IMRglobal or any of its subsidiaries at any time during 1999.

EMPLOYEE BENEFIT PLANS

   EMPLOYEE STOCK INCENTIVE PLANS

        IMRglobal's Amended and Restated Stock Incentive Plan (the "1997 Stock Option Plan") was approved by IMRglobal's Board of Directors on November 8, 1997 and became effective on such date. The purpose of the 1997 Stock Option Plan is to provide incentives for officers, directors, consultants and key employees to promote the success of IMRglobal, and to enhance its ability to attract and retain the services of such persons. Options granted under the 1997 Stock Option Plan may be either: (a) options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended; or (b) non-qualified stock options. The Stock Option Plan also permits the grant of stock appreciation rights in connection with the grant of stock options, and the grant of restricted stock awards. To date, only non-qualified stock options have been issued under IMRglobal's 1997 Stock Option Plans.

        IMRglobal's 1999 Employee Stock Incentive Plan (the "1999 Stock Option Plan") was approved by IMRglobal's Board of Directors on August 31, 1999 and became effective on such date. The primary purpose of the 1999 Stock Option Plan is to provide stock options to employees of newly acquired companies. The 1999 Stock Option Plan excludes executive officers and directors of IMRglobal. In addition, stock options issued under the 1999 Stock Option Plan are limited to non-qualified stock options.

        Stock options and stock awards may be granted under the above Stock Option Plans to all employees of IMRglobal, or of any present or future subsidiary or parent of IMRglobal, or other "key persons" to IMRglobal. Non-qualified stock options may be granted at the exercise price established by the plan's administrator, which may be less than the fair market value of IMRglobal's common stock on the date of grant. All grants to date have been, and the policy of the Compensation Committee is that all future grants will be, at fair market value on the grant date.

        Each option granted under the above Stock Option Plans is exercisable for a period not to exceed ten years from the date of grant and shall lapse upon expiration of such period, or earlier upon termination of the recipient's employment with IMRglobal, or as determined by the Compensation Committee.

        As of April 7, 2000, the number of stock options outstanding was as follows (in thousands):

        Stock options issued prior to
           Initial Public Offering ("IPO"):
              CEO................................                    4,870
              Other.............................                       693
                                                                ----------

        Total stock options issued prior to IPO..                    5,563
        Stock options issued after IPO...........                    6,087
                                                                ----------
                 Total stock options outstanding.                   11,650
                                                                ==========


        The Stock Option Plans are administered by IMRglobal's Board of Directors, the Compensation Committee of the Board of Directors and/or IMRglobal's Chief Executive officer. The Stock Option Plans are administered by the Compensation Committee with respect to:

        (a) any stock incentives granted to any employee or key person (as defined in the Stock Option Plans) who shall be subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any person whose stock incentive must be approved by a committee of disinterested directors in order to entitle IMRglobal and the recipient of the stock incentive to the exemption provided by Rule 16b-3 promulgated under the Exchange Act; and

        (b) any other person for whom the Chief Executive Officer is not specifically designated as the administrator.

        The Board of Directors has designated IMRglobal's Chief Executive Officer as the administrator with respect to the grant and administration of non-statutory stock options to:

        (a) employees and key persons who have been recently hired or who have agreed to become employed by or provide services to IMRglobal;

        (b) employees and key persons upon and in connection with their promotion from one job category to another; and

        (c) any employee or key person, if in the sole discretion of the Chief Executive Officer, the grant of a stock option to such person is appropriate or advisable in order to retain such person.

          Any option grants approved by the Chief Executive Officer are subject to any limitations which may be imposed by IMRglobal's Restated Bylaws or any applicable laws and are subject to the following additional limitations:

          (a) the number of shares that may be subject to any option granted by the authority of the Chief Executive Officer shall not exceed the number of shares set forth in those guidelines set forth from time to time by the Compensation Committee with respect to various classifications of employment or service;

          (b) all options or purchase rights granted or approved by the Chief Executive Officer must be granted pursuant to the Stock Option Plans;

          (c) the number of shares subject to options approved by the Chief Executive Officer may not exceed the total number of shares authorized for issuance under the Stock Option Plans, or such lesser number as the Board of Directors or the Compensation Committee may determine in its sole discretion;

          (d) options must be granted at a price not less than the fair market value of the underlying shares of common stock on the date of grant;

          (e) such officer shall not have the authority to grant options to consultants or employees who are or will be subject to the requirements of Section 16(b) of the Exchange Act; and

          (f) the authority granted to the Chief Executive Officer by the Board of Directors may be further limited by the written directive of the Compensation Committee from time to time.

        The administrators have the authority to determine exercise prices applicable to the options, the eligible employees or other key persons to whom options may be granted, the number of shares of IMRglobal's common stock subject to each option, and the extent to which options may be exercisable. The Compensation Committee also has the authority to determine the recipients and the terms of grants of stock appreciation rights and restricted stock awards under the Stock Option Plan. The administrators are empowered to interpret the Stock Option Plan and to prescribe, amend and rescind the rules and regulations pertaining to the Stock Option Plan. Options granted under the Stock Option Plan generally vest over three to five years. Unless determined otherwise by an administrator, no option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee.

     EMPLOYEE STOCK PURCHASE PLAN

        IMRglobal's Employee Stock Purchase Plan, as amended, became effective on October 1, 1996. A total of 450,000 shares of IMRglobal's common stock have been reserved for issuance under the Stock Purchase Plan. The Stock Purchase Plan is intended to qualify under Section 423 of the Code. An employee electing to participate in the Stock Purchase Plan must authorize a stated dollar amount or percentage of the employee's regular pay to be deducted by IMRglobal from the employee's pay each three month period for the purpose of purchasing shares of common stock. The price at which employees may purchase common stock is 85% of the closing price of the common stock on the Nasdaq Stock Market on the first day of the purchase period or the last day of the purchase period, whichever is lower. Employees who have completed six full months of service with IMRglobal and whose customary employment is at least 20 hours per week for more than five months per calendar year are eligible to participate in the Stock Purchase Plan. An employee may not be granted an option under the Stock Purchase Plan if after the granting of the option such employee would be deemed to own 5% or more of the combined voting power of value of all classes of stock of IMRglobal. As of April 14, 2000, 236,807 shares of common stock had been issued pursuant to the Stock Purchase Plan. The Stock Purchase Plan is administered by IMRglobal's Vice President-General Counsel, or any such other persons so designated by the Board of Directors.

     KEY EMPLOYEE DEFERRED COMPENSATION PLAN


        IMRglobal adopted the IMRglobal Key Employee Deferred Compensation Plan effective February 1, 1998. This is a nonqualified retirement plan for selected highly compensated employees. Eligible employees can contribute up to 25% of their base salary and 100% of their incentive compensation to the plan. IMRglobal may make discretionary contributions to the plan based on individual or IMRglobal performance. IMRglobal contributions vest over a three to five year period. The plan is administered by the Chief Financial Officer, or any other such person so designated by the Board of Directors.

AGREEMENTS WITH EMPLOYEES

        IMRglobal's software development professionals working in the U.S., the U.K., Canada, Australia, France and Japan, as well as executive officers, are required to sign an agreement with IMRglobal restricting the ability of the employee to compete with IMRglobal during his or her employment and for a period of at least one year thereafter, restricting solicitation of customers and employees following employment with IMRglobal, and providing for ownership and assignment of intellectual property rights to IMRglobal.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

        The Board of Directors has delegated to the Compensation Committee the authority to establish and administer IMRglobal's compensation programs. The Compensation Committee is comprised of two nonemployee directors: Charles C. Luthin and Jeffery S. Slowgrove. The committee is responsible for:

        (a) determining the most effective total executive compensation strategy based upon the business needs of IMRglobal and consistent with shareholders' interests;

        (b) administering IMRglobal's executive compensation plans, programs and policies;

        (c) monitoring corporate performance and its relationship to compensation of executive officers; and

        (d) making appropriate recommendations concerning matters of executive compensation.

COMPENSATION PHILOSOPHY

        The policies of the Compensation Committee with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential. To emphasize sustained performance of IMRglobal's executive officers, the committee has adopted policies to align executive compensation with the creation of shareholder value as measured in the equity markets. These policies are implemented using a mix of the following key elements:


        (a) IMRglobal pays base salaries that are generally competitive with other leading information technology ("IT") services companies with which IMRglobal competes for talent. To ensure that its salaries are sufficient to attract and retain highly qualified executives and other key employees, IMRglobal regularly compares its salaries with those of its competitors and sets salary parameters based on this review;

        (b) IMRglobal pays cash bonuses and discretionary contributions to the Key Employee Deferred Compensation Plan based on the achievement of specific operating goals and high levels of performance; and

        (c) IMRglobal provides significant equity-based incentives pursuant to IMRglobal's Amended and Restated Stock Incentive Plan and Employee Stock Purchase Plan, as amended, to ensure that IMRglobal's executive officers and key employees are motivated to achieve IMRglobal's long-term goals.

BASE SALARY

        The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other leading companies and other software development firms with which IMRglobal competes for personnel. Base salary represents the fixed component of the executive compensation program. Base salary levels are established based on an annual review of published executive salary levels at similar IT services companies and on the basis of individual performance. The industry group index shown on IMRglobal's Stock Performance Graph includes certain of the IT services companies included in the compensation survey. Periodic increases in base salary are the result of individual contributions evaluated against established annual long-term performance objectives and an annual salary survey of comparable companies in IMRglobal's industry. Base salaries for IMRglobal executives were increased during 1999 and they remain within the range of the comparable companies surveyed.

-------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of IMRglobal under the Securities Act of 1933, as amended or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CASH BONUSES

        Cash bonus awards are another component of IMRglobal's compensation program and are designed to reward IMRglobal's executives and other senior managers for assisting IMRglobal in achieving its operational goals through exemplary individual performance. Bonuses, if any, are both linked to the achievement of specified individual and corporate goals as well as a review of personal performance which is determined at the discretion of the committee. Corporate performance goals upon which 1999 bonuses were based included:

        (a) the acquisition and integration of companies in France, Japan and the U.S.;

        (b) the expansion of IMRglobal's e-business service offerings;

        (c) the award of new contracts by customers for whom IMRglobal formerly provided Year 2000 services;

        (d) continued high customer satisfaction levels;

        (e) completion of existing client engagements within the scope of budgeted time and cost; and

        (f) the meeting of quarterly and annual revenue, profitability and other financial goals.

        In 2000, the committee reviewed IMRglobal's 1999 corporate performance goals and determined that the goals had been achieved or exceeded except for the meeting of revenue and profitability goals for the last two quarters of 1999. Based on such achievement, the committee awarded bonuses to most of its executive officers, which were within targeted bonus levels.

EQUITY COMPENSATION

        IMRglobal's Stock Option Plan and Stock Purchase Plan have been established to provide all employees, including executive officers, of IMRglobal with an opportunity to share, along with the shareholders in IMRglobal's long-term performance. The committee strongly believes that a primary goal of the compensation program should be to provide key employees who have significant responsibility for the management, growth and future success of IMRglobal with an opportunity to increase their ownership in IMRglobal and potentially gain financially from increases in the price of IMRglobal's common stock. The interests of shareholders, executives and employees should thereby be closely aligned. Executives are eligible to receive stock options generally not more often than once a year, giving them the right to purchase shares of common stock in the future at a price equal to fair market value at the date of grant. All grants must be exercised according to the provisions of IMRglobal's Stock Option Plan. All options granted to executive officers are exercisable at the fair market value of the common stock at the grant date, generally vest over a period of years and expire no later than ten years from the date of grant.

CHIEF EXECUTIVE OFFICER LIFE INSURANCE PLANS

        As part of the 1996 employment agreement with Mr. Sanan (IMRglobal's Chief Executive Officer), IMRglobal agreed to pay the premiums for approximately $10.6 million of life insurance policies with benefits payable to beneficiaries designated by Mr. Sanan. IMRglobal owns the cash value of these policies.

        During 1999, IMRglobal entered into an additional split-dollar life insurance agreement with Mr. Sanan to acquire an additional $50 million of life insurance coverage. Under this agreement, IMRglobal pays the insurance premiums on Mr. Sanan's behalf. IMRglobal has been granted a security interest in the cash value and death benefit of each policy equal to the amount of the cumulative premium payments made by IMRglobal.

        The intent of these agreements are to, in the event of Mr. Sanan's death, provide surviving family members sufficient liquidity to pay estate taxes and to minimize the possibility of a large block of IMRglobal's common stock being put on the open market to the potential detriment of IMRglobal's market price.

CHIEF EXECUTIVE OFFICER COMPENSATION

        The Compensation Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for Satish K. Sanan, IMRglobal's Chief Executive Officer. Mr. Sanan's 2000 base salary was set at $500,000. Under Mr. Sanan's Employment Agreement, he is entitled to an annual incentive bonus equal to 2% of pre-tax net income (determined without regard to the charge resulting from this bonus and one-time charges such as purchased technology and acquisition costs and limited to $1 million). For 1999, this bonus amount was approximately $582,000. In addition, as a strategy to stabilize IMRglobal's market price in the event of Mr. Sanan's death, IMRglobal also has agreed to pay the premiums for $60.6 million of life insurance policies with most of the benefits payable to surviving family members of Mr. Sanan. The anticipated annual premium is approximately $430,000. During 1999, IMRglobal achieved most of its corporate objectives except for meeting financial targets for the last two quarters of fiscal 1999. The Committee concluded that Mr. Sanan was responsible for accomplishing many of these objectives. In addition, the Committee noted that Mr. Sanan's incentive was based on a formula linked to IMRglobal's 1999 financial results. Accordingly, as a result of IMRglobal's not meeting its financial targets for the last two quarters of 1999, Mr. Sanan's incentive compensation was automatically reduced from $906,000 in 1998 to $582,000 in 1999. The Committee believed that the total compensation payable to Mr. Sanan in 1999 of $1.3 million was appropriate and consistent with the quality of leadership he offers to IMRglobal.

        For 2000, the Compensation Committee determined that Mr. Sanan's base compensation will remain at $500,000. Mr. Sanan's annual incentive calculation for fiscal 2000 will be based on 2% of "Cash Earnings", which is defined as gross profit less selling, general and administrative expenses, less research and development expenses plus depreciation expense. This annual incentive is capped at $1.0 million. An additional bonus of $300,000 has also been offered to Mr. Sanan if under his leadership, IMRglobal reaches certain revenue targets for the second and third quarters for fiscal 2000. In addition, Mr. Sanan has the ability to borrow up to $5.0 million from IMRglobal as an unsecured loan bearing interest at the prime lending rate plus 1%. All other provisions of Mr. Sanan's employment agreement, including the ability to receive additional stock options and discretionary incentives, remain unchanged.

        Under IMRglobal's executive compensation program, the total compensation mix for senior executives emphasizes long-term rewards in the form of stock options. On March 16, 2000, the Compensation Committee approved the grant to Mr. Sanan of an option to purchase 150,000 shares of common stock at an exercise price of $13.19 per share. This option vests over three years. In determining the grant to Mr. Sanan, the committee reviewed the stock option grants to chief executive officers of other comparable IT services companies in connection with their employment services.

        Section 162(m) of the Internal Revenue Code limits IMRglobal to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the code. The committee has determined to satisfy the requirements for "performance-based compensation" with respect to compensation awarded to its Named Executive Officers whenever possible and to the extent then practicable.

                                       Compensation Committee,

                                       Jeffery S. Slowgrove
                                       Charles C. Luthin

PERFORMANCE GRAPH

        PERFORMANCE COMPARISON. The following graph and table compare the cumulative total shareholder return on IMRglobal's common stock from November 8, 1996, the date of the initial public offering of the common stock, through December 31, 1999 with (a) the Russell 2000 Index (which does not include IMRglobal), and (b) a peer group index* selected by IMRglobal which includes six publicly traded companies in IMRglobal's industry. The information included in the table was supplied by the Nasdaq Stock Market. The comparisons reflected in the graph and table, however, are not intended to forecast the future performance of the common stock and may not be indicative of such future performance. The graph and table assume an investment of $100 in the common stock and each index on November 8, 1996, and the reinvestment of all dividends.



                                        November 8, 1996   December 31, 1999
                                        ----------------   -----------------

IMRglobal, Inc........................        100                 202

Russell 2000 Index....................        100                 132

Peer Group............................        100                 301

[GRAPH APPEARS HERE]


---------------
  * The peer group index reflects the stock performance of the following companies: Computer Horizons Corp., Cambridge Technology Partners, Inc., Sapient Corporation, CIBER, Inc., Keane, Inc. and Whittman-Hart, Inc.(prior to merging in March 2000 with US Web Corporation and changing its name to MarchFirst, Inc.).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


LOANS TO OFFICERS AND DIRECTORS

        IMRglobal has granted a credit facility to Satish Sanan, IMRglobal's Chief Executive Officer ("CEO"), in accordance with his employment agreement. This facility is a revolving credit arrangement for up to $5.0 million with interest at prime plus 1% (currently 9.3%) and is repayable at the earlier of May, 2004 or 180 days after the CEO terminates employment with IMRglobal. At December 31, 1999 the amount drawn on this facility was $-0-. At April 7, 2000, the amount drawn on this facility was $4.9 million.

        During October 1999, an additional $15.0 million in cash was advanced to IMRglobal's CEO in a separate note agreement collateralized by the personal assets of IMRglobal's CEO. Interest was charged at prime plus 1%. This additional advance was repaid in full with interest on November 12, 1999.

        During 1999, the highest balance on the above loans to IMRglobal's CEO was $20.0 million. Interest income earned by IMRglobal on the above loans for the year ended December 31, 1999 was $223,000.

        During 1998 and 1999, the Company advanced $703,000 to three Named Executive Officers. These officers utilized the proceeds to acquire common stock of IMRglobal. These loans are secured by the IMRglobal common stock investment, and are repayable in 2003 or upon the officer's termination of employment with IMRglobal. These loans bear interest at 9.5% which is added to the principal portion of the note. At December 31, 1999, the loan receivable balance was $769,317 including $65,817 of accrued interest and is summarized as follows:

          John R. Hindman........................  $       256,439

          Vincent Addonisio......................          256,439

          Philip Shipperlee......................          256,439
                                                   ---------------

                                                   $       769,317
                                                   ===============


REVENUE FROM RELATED COMPANY

        Mr. Slowgrove, a director of IMRglobal, is also a director of Spire, Inc. Beginning in fiscal 2000, Spire, Inc. engaged IMRglobal to perform services under several time and materials contracts. Through March 31, 2000, IMRglobal Corp. recognized $233,000 of revenue on these contracts.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Exchange Act requires IMRglobal's directors and officers and persons who own more than 10% of a registered class of IMRglobal's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish IMRglobal with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms furnished to IMRglobal and written representations from the executive officers and directors, IMRglobal believes that all Section 16(a) filing requirements were met during 1999.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters which may come before IMRglobal's shareholders at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Satish K. Sanan

                                     Satish K. Sanan
                                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER

April 28, 2000

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                                IMRGLOBAL CORP.

                                  MAY 26, 2000


      Please mark your
A [X] votes as in this
      example.

                                    The Board of Directors recommends a vote FOR the nominees.

               FOR     AGAINST      Nominees:                                               Change of Address/   [  ]
                                        Satish K. Sanan                                        Comments below
Election of   [  ]      [  ]            Vincent Addonisio
 directors.                                                                                         I do not
                                                                                                     plan to
For, except vote withheld from the following nominee:                                                 attend
                                                            I plan to attend the meeting  [  ]           the     [  ]
                                                                                                     meeting
------------------------------------------------------

SIGNATURE(S)___________________________________________________ DATE:___________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full name as such.